PARTICIPATION AGREEMENT
Among
Security Benefit Life Insurance Company,
Prudential Mutual Fund Services LLC,
Prudential Investments LLC,
and
Prudential Investment Management Services LLC

THIS AGREEMENT, dated as of the 21st day of November, 2006, between and among Security Benefit Life Insurance Company, (the “Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each applicable Account (defined below) (each an “Account”), Prudential Mutual Fund Services LLC, a New York limited liability company, Prudential Investments LLC (the “Adviser”), a New York limited liability corporation, and Prudential Investment Management Services LLC (the “Underwriter”), a Delaware limited liability company.
WHEREAS, the shares of beneficial interest/common stock of the Funds are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a “Portfolio”); and
WHEREAS, the Funds (defined below) are registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and
WHEREAS, the Adviser, which serves as investment adviser to the JennisonDryden Funds (the “Funds”), is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
WHEREAS, Prudential Mutual Fund Services LLC (“PMFS” or “Transfer Agent”), a transfer agent registered with the Securities and Exchange Commission, serves as transfer agent of the Funds; and
WHEREAS, the Underwriter is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended; and
WHEREAS, the Company has issued, or will issue, certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”); and
WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company to set aside and invest assets attributable to the aforesaid Contracts; and
WHEREAS, the Company intends to purchase shares in the various Portfolios of the Funds on behalf of the Account to fund the aforesaid Contracts;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Transfer Agent, the Adviser and the Underwriter agree as follows:

ARTICLE I.  Sale of Fund Shares
1.1. (a) Subject to Article IX hereof, the Underwriter agrees to make the Funds available to the Company for purchase on behalf of the Account, shares of the Designated Portfolios (defined below), such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Portfolios (other than a Portfolio that constitutes a Designated Portfolio as of the date of this Agreement) in existence now or that may be established in the future may be made available to the Company on terms different than those set forth herein as the Underwriter may so provide to the Company in writing, and (ii) the Board of Directors of the Funds (the “Board”) may suspend or terminate the offering of shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Portfolio.
  (b) It is agreed that the Company, on behalf an Account has access under this Agreement to all Portfolios of the Funds and all share classes thereof (including Portfolios and share classes created in the future) and that it shall not be necessary to list the Account, the Contracts, the Portfolios or the share classes on Schedule A. It is further agreed that (i) a segregated asset account of the Company shall become an “Account” hereunder as of the date such segregated asset account first invests in a Portfolio and (ii) a Portfolio of the Funds shall become a “Designated Portfolio” hereunder as of the date an Account of the Company first invests in such Portfolio. Notwithstanding the fact that Accounts, Contracts and Designated Portfolios need not be listed on Schedule A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts, Contracts and Designated Portfolios on Schedule A from time to time.
1.2. The Underwriter or Transfer Agent shall cause the Funds toredeem, at the Company’s request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Funds may delay redemption of Funds shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.
1.3. Purchase and Redemption Procedures
  (a) The Underwriter hereby appoints the Company as an agent of the Funds for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Funds shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Designated Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Funds prior to the time that the Funds ordinarily calculate their respective net asset values as described from time to time in the Funds’ prospectus shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day, provided that the Underwriter receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.
  (b) The Company shall pay for shares of each Designated Portfolio on the same Business Day that it notifies the Underwriter or Transfer Agent of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Funds or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Underwriter or Transfer Agent is notified of the purchase request for Designated Portfolio shares (unless the Underwriter or Transfer Agent determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Underwriter or Transfer Agent otherwise determines and so advise the Company to delay the date of payment, to the extent such delay is permitted under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Funds’ request, reimburse the Funds for any charges, costs, fees, interest or other expenses incurred by the Funds in connection with any advances to, or borrowing or overdrafts by, the Funds, or any similar expenses incurred by the Funds, as a result of portfolio transactions effected by the Funds based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Funds.
  (c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made by the Underwriter or Transfer Agent in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Underwriter or Transfer Agent is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the right to delay payment of redemption proceeds is reserved to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Funds as described in the then-current prospectus.
  (d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share determined on the next following Business Day after the receipt and acceptance of such request by the Underwriter or Transfer Agent, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Underwriter or Transfer Agent in federal funds prior to close of business for determination of such value, as defined from time to time in the Funds’ prospectus.
1.4. The Underwriter and Transfer Agent shall use their best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Funds’s prospectus. If the Underwriter or Transfer Agent provide the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Funds, or their designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser’s expense.
1.5. The Underwriter and Transfer Agent shall use their best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Designated Portfolio shares by the record date, but in no event later than 7:00 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Underwriter or Transfer Agent shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.
1.6. Issuance and transfer of the Funds’ shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for the Funds’ shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.
1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Funds’ shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.
  (b) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.
  (c) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), induce Contract owners to change or modify the Funds or change the Funds’ investment adviser.
  (d) The Company shall not, without prior notice to the Funds, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Funds in a manner other than as recommended by the Board.
1.8. The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for the Funds’ shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.
ARTICLE II.  Representations and Warranties
2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.
2.2. The Underwriter represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Funds are and shall remain registered under the 1940 Act. The Underwriter shall cause the Funds to amend the registration statement for their shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Underwriter shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Funds.

2.3. The Underwriter represents and warrants that the Funds are lawfully organized and validly existing under the laws of the State of Maryland and that they do and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.
2.4. The Adviser represents and warrants that it is registered as an investment adviser with the SEC and that it does and will comply in all material respects with the Investment Advisers Act of 1940, including, without limitation, Rule 206(4)-7 under the Investment Advisers Act.
2.5. The Adviser and the Underwriter represent and warrant that all of their directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.6. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
ARTICLE III.  Prospectuses and Proxy Statements; Voting
3.1. The Underwriter, or its designee, shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual and semi-annual reports of each Designated Portfolio (for distribution to Contract owners with value allocated to such Designated Portfolios) as the Company may reasonably request to deliver to existing Contract owners. The Underwriter will contact the Company and request the total quantity of printed materials necessary for the Company to complete the required mailings to their Contract owners. If requested by the Company in lieu thereof, the Underwriter shall provide such documents (including digital files, Portable Document Format (PDF) or Hyper-Text Markup Language (HTML) for posting on the Company’s website, all as the Company may reasonably request and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Funds printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses. The expenses associated with printing and providing such documentation shall be as set forth in Article V.
3.2. The Funds’ prospectus shall state that the current SAI for the Funds are available.
3.3. The Adviser shall provide upon request from the Company information regarding the Funds’ expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior written consent of the Funds, which consent shall not be unreasonably withheld.
3.4. So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the

Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:
(a) Provide a list of Contract owners with value allocated to a Designated Portfolio as of the record date to the Underwriter or Transfer Agent or their agent in order to permit the Underwriter or Transfer Agent, on behalf of Funds, to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Underwriter or Transfer Agent as is reasonably necessary in order for the Underwriter or Transfer Agent to properly tabulate votes for proxies initiated by the Funds. In the event that the Company chooses this option, the Underwriter or Transfer Agent shall be responsible for properly “echo voting” shares of a Designated Portfolio for which no voting instructions have been received.
(b) Solicit voting instructions from Contract holders itself and vote shares of the Designated Portfolio in accordance with instructions received from Contract holders. The Company shall vote the shares of the Designated Portfolios for which no instructions have been received in the same proportion as shares of the Designated Portfolio for which instructions have been received.
3.5. The Company reserves the right to vote Funds shares held in its general account in its own right, to the extent permitted by applicable laws.
ARTICLE IV.  Sales Material and Information
4.1. The Company shall furnish, or shall cause to be furnished, to the Funds or their designee, each piece of sales literature or other promotional material that the Company develops and in which the Funds (or a Designated Portfolio thereof) or the Adviser is named. No such material shall be used until approved by the Funds or their designee, and the Funds will use their best efforts to review such sales literature or promotional material (or have their designee review it) within five (5) Business Days after receipt of such material. The Funds or their designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Funds (or a Designated Portfolio thereof) or the Adviser is named, and no such material shall be used if the Funds or their designee so objects.
4.2. The Company shall not give any information or make any representations or statements on behalf of the Funds or concerning the Funds or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Funds shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Funds, or in sales literature or other promotional material approved by the Funds or their designee, except with the permission of the Funds or their designee.
4.3. The Adviser, or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops with respect to the Designated Portfolio and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.
4.4. Neither the Advisor, the Underwriter, PMFS or the Funds shall give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the

Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.
4.5. The Underwriter or the Transfer Agent will use best efforts to provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.
4.6. The Company will provide to the Funds at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Funds and the Adviser any complaints received from the Contract owners pertaining to the Funds or a Designated Portfolio.
4.7. The Underwriter or the Transfer Agent will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Funds’ registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Funds will work with the Company to facilitate the solicitation of proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Funds will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.
ARTICLE V.  Fees and Expenses
5.1. The Funds shall pay no fee or other compensation to the Company under this Agreement, except that if the Funds or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Funds or the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Funds in writing as set forth on a Schedule to this Agreement.
5.2. All expenses incident to performance by the Funds under this Agreement shall be paid by the Underwriter and the Transfer Agent. The Underwriter shall see to it that all shares of the Funds are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Funds, in accordance with applicable state laws prior to their sale. The Underwriter or the Adviser shall bear the expenses for the cost of registration and qualification of the Funds’ shares, preparation and filing of the Funds’ prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Funds’ shares.

5.3. The Underwriter or the Adviser will pay or cause to be paid the expenses associated with printing, mailing, distributing, solicitation and tabulation of proxy materials to Contract owners with respect to proxies related to the Funds, consistent with applicable provisions of the 1940 Act. The Underwriter or Adviser shall also bear the expense of printing with respect to Funds prospectuses, annual and semi-annual reports and all other Funds reports delivered to existing Contract owners with value allocated to one or more Designated Portfolios.
5.4. The Company shall bear the expense of distributing all prospectuses and reports to shareholders (whether for existing Contract owners or prospective Contract owners). The Company shall bear the expense of printing copies of the prospectus for the Contracts for use with prospective Contract owners. The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Funds (or a Designated Portfolio thereof) are named.
ARTICLE VI.  Qualification
The Adviser represents and warrants that each Fund (individually) will be qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that each Fund will maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Adviser will notify the Company immediately upon having a reasonable basis for believing that any Fund has ceased to so qualify or that any Fund might not so qualify in the future.
ARTICLE VII.  Indemnification
7.1. Indemnification by the Company
7.1(a). The Company agrees to indemnify and hold harmless each of the Funds, the Underwriter and the Adviser and each of their directors and officers, and each person, if any, who controls the Funds or Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Funds or the Adviser (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Funds or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Funds not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts, or
(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Funds or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Funds by or on behalf of the Company; or
(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;
as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.
7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.
7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Funds shares or the Contracts or the operation of the Funds.

7.2. Indemnification by the Adviser
7.2(a). The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Funds by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Funds or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Funds shares; or
(ii) arise out of or as a result of statements or representations by or on behalf of the Funds or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Funds or the Adviser) or wrongful conduct of the Adviser or the Funds with respect to the sale or distribution of the Contracts or Funds shares; or
(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser or the Funds; or
(iv) arise as a result of any failure by the Funds or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Funds, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or
(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Adviser or the Funds in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Adviser or the Funds;
as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.
7.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
7.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.2(d). The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
7.3. Indemnification by the Underwriter
7.3(a). Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers, and each person (if any) who controls the Company within the meaning of Section 15 of the 1933 Act or who is under common control with the Company (collectively, “Indemnified Parties” for purposes of this Section 7.3), against any and all Losses to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses:
(i) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a Fund’s registration statement or a prospectus, SAI or sales literature relating to a Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with information furnished to Underwriter by or on behalf of the Company for use in such materials or otherwise for use in connection with Underwriter’s performance under this Agreement; or
(ii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in any materials prepared pursuant to Article IV hereof, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of Underwriter for use in such materials or otherwise for use in connection with Underwriter’s performance under this Agreement; or

(iii) arise out of or result from statements, representations or omissions by or on behalf of Underwriter (other than statements, representations or omissions contained in a Fund’s registration statement or a prospectus, SAI or sales literature relating to a Fund or any amendment thereof or supplement thereto provided by or on behalf of the Company for use in such materials or otherwise for use in connection with the performance of the Company under this Agreement ) or wrongful conduct of Underwriter, or its agents or persons under its supervision or control, with respect to the sale or distribution of Fund shares; or
(iv) arise out of or result from any material breach of any representation and/or warranty made by Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by Underwriter; or
(v) arise out of or result from Underwriter’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of Underwriter’s reckless disregard of its obligations or duties under this Agreement.
7.3(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
7.3(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Funds in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Funds of any such claim shall not relieve the Funds from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Funds will be entitled to participate, at its own expense, in the defense thereof. The Funds also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Funds to such party of the Funds’ election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Funds will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.3(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Funds.
ARTICLE VIII.  Applicable Law
8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

8.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE IX.  Termination
9.1. This Agreement shall continue in full force and effect until the first to occur of:
(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or
(b) termination by the Company by written notice to the other parties based upon the Company’s determination that shares of the Funds are not reasonably available to meet the requirements of the Contracts, such written notice shall include a complete description of the Company’s determination; or
(c) termination by the Company by written notice to the other parties in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or
(d) termination by the Adviser or the Underwriter by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. (the “NASD”), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios’ shares; provided, however, that the Funds, the Adviser or the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or
(e) termination by the Company by written notice to the other parties in the event that formal administrative proceedings are instituted against the Funds or Adviser by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Funds or Adviser to perform its obligations under this Agreement; or
(f) termination by the Company by written notice to the other parties in the event that any Designated Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply; or
(g) termination by either the Adviser, or the Underwriter by written notice to the other parties, if any of them or both the Funds and the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(h) termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Funds, the Adviser or the

Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Funds in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Funds, the Underwriter and Adviser of the date of substitution.
9.2. Notwithstanding any termination of this Agreement, the Adviser shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).
9.3. Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.
ARTICLE X.  Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 - 0001
If to PMFS:	Prudential Mutual Fund Services LLC Attention: President 100 Mulberry Street, Gateway Center Three 14th Floor Newark, New Jersey 07102
If to Adviser:	Prudential Investments LLC Attention: President 100 Mulberry Street, Gateway Center Three 14th Floor Newark, New Jersey 07102
If to Underwriter:	Prudential Investment Management Services LLC Attention: President 100 Mulberry Street, Gateway Center Three 14th Floor Newark, New Jersey 07102

ARTICLE XI.  Miscellaneous
11.1. Subject to the requirements of legal process and regulatory authority, the Funds and the Adviser shall treat as confidential the names and addresses of the owners of the Contracts.  Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.
11.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
11.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.
11.6. To the extent required by Rule 22c-2 under the Investment Company Act of 1940 or other applicable law, the Company agrees (a) to provide, promptly upon request by a Fund, the taxpayer identification number of all Contract Owners that purchased, redeemed, transferred, or exchanged indirect investments in the Fund, and the amount and dates of such Contract Owners purchases, redemptions, transfers and exchanges; (b) to execute any instructions from the Fund to restrict or prohibit further purchases or exchanges of indirect investments in the Fund by a Contract Owner who has been identified by the Fund as having engaged in transactions in Fund shares (directly or indirectly) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of Fund shares, and (c) to use best efforts to determine, promptly upon the request of a Fund, whether any persons identified pursuant to subsection (a) of this Section are themselves financial intermediaries (each an “indirect intermediary”), and, upon further request by the Fund, either (i) to provide the shareholder information set forth in subsection (a) of this Section regarding shareholders who hold an account with such indirect intermediary, or (ii) to restrict or prohibit the indirect intermediary from purchasing, on behalf of itself or other persons, shares issued by the Fund held under a Contract.
11.7. Company has adopted policies and procedures related to the protection of non-public personal information pursuant to Regulation S-P, and will comply with Regulation S-P in all material respects, including, but not limited to, the obligation to provide appropriate administrative, technical and physical safeguards reasonably designed to insure the security and confidentiality of customer records and information; to protect against any anticipated threats or hazards to the security or integrity of customer records and information; and to protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

11.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.9. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life Insurance Company	By its authorized officer
	By:	THOMAS A. SWANK
	Title:	Sr VP – CFO
	Date:	11/30/06
Prudential Mutual Fund Services LLC	By its authorized officer
	By:	ROBERT F. GUNIA
	Title:	Executive Vice President
	Date:	11/29/2006
Prudential Investments LLC	By its authorized officer
	By:	ROBERT F. GUNIA
	Title:	Executive Vice President
	Date:	11/29/2006
Prudential Investment Management Services LLC	By its authorized officer
	By:	ROBERT F. GUNIA
	Title:	President
	Date:	11/29/2006

November 21, 2006

Schedule A

Account(s)	Contract(s)	Designated Portfolio(s)
SBL Variable Annuity Account XIV SBL Variable Annuity Account XVI
Security Benefit Advisor Variable Annuity
AEA Valuebuilder Variable Annuity
NEA Valuebuilder Retirement Income Director Variable Annuity
NEA Valuebuilder Variable Annuity, and
Security Benefit Advisor 457 Variable Annuity
• All Series of the JennisonDryden Funds

A-1

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BY AND AMONG
SECURITY BENEFIT LIFE INSURANCE COMPANY,
PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC,
PGIM INVESTMENTS LLC
AND
PRUDENTIAL MUTUAL FUND SERVICES LLC

The Fund Participation Agreement dated November 21, 2006 by and among Security Benefit Life Insurance Company, (the “Company”), Prudential Investment Management Services LLC (“Underwriter”), PGIM Investments LLC (formerly known as Prudential Investments LLC) (“Advisor”) and Prudential Mutual Fund Services (“Transfer Agent”) is hereby amended as provided below effective November 1, 2019.

WHEREAS, effective June 1, 2018, certain mutual fund share classes available under the Participation Agreement were closed to new group retirement plans and other changes were made to the shares classes available for sale and distribution as described in each Fund’s prospectus;

WHEREAS, Underwriter and Transfer Agent desire to make PGIM Investments Funds (formerly known as Jennison Dryden and then Prudential Investments Funds) Share Classes R1 through R6, as applicable, available to Company under the Agreement effective as of November 1, 2019;

WHEREAS, the parties desire to amend Schedule A of the Agreement to update the Funds available.

Now, Therefore, the parties hereby agree as follows:

1.
Schedule A is hereby amended by replacing “All Series of the JennisonDryden Funds” with “PGIM Investments Funds, including Share Classes R1 through R6, as available” as Designated Portfolio(s).  Amended Schedule A is attached.

2.	This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

3.
Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the meaning as provided in the Agreement. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

1

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers as of the date listed above.

SECURITY BENEFIT LIFE INSURANCE COMPANY		PGIM INVESTMENTS LLC
By:	DOUGLAS G. WOLFF	By:	SCOTT BENJAMIN
Name:	Douglas G. Wolff	Name:	Scott Benjamin
Title:	President	Title:	EVP
PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC		PRUDENTIAL MUTUAL FUND SERVICES LLC
By:	PETER BOLAND	By:	PAUL SCHLENKEN
Name:	Peter Boland	Name:	Paul Schlenken
Title:	CAO	Title:	SVP

September 1, 2019

Schedule A

Account(s)	Contract(s)	Designated Portfolio(s)
SBL Variable Annuity Account XIV SBL Variable Annuity Account XVI
Security Benefit Advisor Variable Annuity
AEA Valuebuilder Variable Annuity
NEA Valuebuilder Retirement Income Director Variable Annuity
NEA Valuebuilder Variable Annuity, and
Security Benefit Advisor 457 Variable Annuity
• PGIM Investments Funds, including Share Classes R1 through R6, as available